Exhibit 10.3

September 01, 2022

Troy A. Cooper
c/o XPO Logistics, Inc.
Five American Lane
Greenwich, CT 06831

Dear Troy,

This amendment letter (this “Amendment Letter”) formalizes our discussions regarding the terms and conditions of the extension of the term of your consulting services engagement as provided in your separation agreement dated December 28, 2021 (the “Separation Agreement”) with XPO Logistics, Inc. (the “Company”). All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Separation Agreement.
1.Consulting Services Term Extension
You and the Company hereby agree that the Consulting Period, which was originally scheduled to end on June 30, 2022, is extended to cover the six-month period beginning on July 1, 2022 and ending on December 31, 2022 (the “Consulting Extension Period”). During the Consulting Extension Period you agree to continue serving as a special consultant to the corporate management team, furnishing advice, consultation and related services upon the request of the corporate management team, and shall be paid by the hour for any consulting services that you actually render at a rate of $250 per hour. In order to receive payment, you must deliver to the Company, not later than 45 days following the end of each month during the Consulting Extension Period (or, in the case of the month of June 2022, not later than 90 days following the end of such month), written documentation of your aggregate consulting hours performed during such month. Payment of the applicable consulting fees will occur within 30 days following your delivery of corresponding written documentation.
2.Additional Terms and Conditions
Other than with respect to the extension of the Consulting Period as specifically contemplated by this Amendment Letter, the Separation Agreement remains in full force and effect in accordance with its terms.
Please indicate your agreement with the terms set forth in this Amendment Letter by your signature below and return a signed copy to Josephine Berisha via e-mail at [redacted] or via mail at Five American Lane Greenwich, CT 06831 USA.
[Signature Page Follows.]

Sincerely yours,

XPO LOGISTICS, INC.

/s/ Josephine Berisha
Name: Josephine Berisha
Title: Chief Human Resources Officer

Agreed:

/s/ Troy A. Cooper
Troy A. Cooper
[Signature Page to Amendment Letter]